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                                                                    EXHIBIT 11.1

                         The Chase Manhattan Corporation
                                and Subsidiaries

                    Computation of Earnings Per Common Share

For a discussion of the computation of basic and diluted earnings per common share, see Note Ten on page 59.

Year Ended December 31, (in millions, except per share amounts)          1998        1997        1996
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
Basic Earnings Per Share
Earnings:
  Net Income                                                           $3,782      $3,708      $2,461
  Less: Preferred Stock Dividends                                          98         182         219
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  Net Income Applicable to Common Stock                                $3,684      $3,526      $2,242
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Shares:(a)
  Basic Average Common Shares Outstanding                               846.1       849.2       873.6
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Net Income Per Share                                                   $ 4.35      $ 4.15      $ 2.57
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Diluted Earnings Per Share
Earnings:
  Net Income Applicable to Common Stock                                $3,684      $3,526      $2,242
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Shares:(a)
  Basic Average Common Shares Outstanding                               846.1       849.2       873.6
  Additional Shares Issuable Upon Exercise of Stock Options for
    Dilutive Effect and Conversion of Preferred Stock                    23.2        29.2        33.2
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  Average Common Shares Outstanding Assuming Dilution                   869.3       878.4       906.8
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Net Income Per Share:                                                  $ 4.24      $ 4.01      $ 2.47
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

(a) Share-related data for all periods have been restated to reflect a 2-for-1 common stock split, effective as of close of business on May 20, 1998.